As filed with the Securities and Exchange Commission on March 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Cardinal Way Redwood City, California	94063
(Address of registrant’s principal executive offices)	Zip code

2014 Equity Incentive Award Plan, as amended and restated

(Full title of the plans)

Linda Rubinstein

Chief Financial Officer

Adverum Biotechnologies, Inc.

100 Cardinal Way

Redwood City, California 94063

(650) 656-9323

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Guernsey

Julia Boesch

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, CA 94111-4004

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of 4,057,333 shares of the common stock, par value $0.0001 per share, of Adverum Biotechnologies, Inc. (“Common Stock”) that may be issued and sold under the Adverum Biotechnologies, Inc. 2014 Equity Incentive Award Plan, as amended and restated (“2014 EIAP”), 614 of which are reserved for future issuance and 4,056,719 of which may be issued upon the exercise of outstanding options granted under the 2014 EIAP.

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2014 EIAP filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on October  14, 2014 (File No. 333-199296), April  14, 2015 (File No. 333-203398), May  18, 2016 (File No. 333-211439), June  2, 2017 (File No. 333-218465), March  23, 2018 (File No.  333-223894), and March 7, 2019 (as amended by  Post-Effective Amendment No. 1 thereto filed on March  12, 2019 (File No. 333-230138)), March  12, 2020 (File No. 333-237136), March  1, 2021 (File No. 333-253727), March  29, 2022 (File No. 333-263954), and March  30, 2023 (File No. 333-271001).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by us with the SEC and are incorporated herein by reference:

•  The contents of the earlier registration statements on Form S-8 relating to the 2014 EIAP, previously filed with the SEC on October 14, 2014 (File No. 333-199296), April 14, 2015 (File No. 333-203398), May 18, 2016 (File No. 333-211439), June  2, 2017 (File No. 333-218465), March  23, 2018 (File No. 333-223894), and March 7, 2019  (as amended by Post-Effective Amendment No. 1 thereto filed on March  12, 2019 (File No. 333-230138)), March  12, 2020 (File No. 333-237136), March  1, 2021 (File No. 333-253727), and March  29, 2022 (File No. 333-263954) and March  30, 2023 (File No. 333-271001);

• our Annual Report on Form 10-K for the year ended December 31, 2023 which was filed with the SEC on March 18, 2024 (our “Annual Report”); and

•  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July  28, 2014, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report for the year ended December 31, 2021, which was filed with the SEC on March 1, 2021.

All documents subsequently filed by the us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statemensdt, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit Number	Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation.	10-K	001-36579	3.1	March 9, 2017

4.2	Amended and Restated Bylaws.	8-K	001-36579	3.1	June 29, 2020

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Cooley LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page hereto).					X

99.1	2014 Equity Incentive Award Plan, as amended and restated.	10-K	001-36579	10.12	March 6, 2019

107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on March 18, 2024.

Adverum Biotechnologies, Inc.

By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurent Fischer and Linda Rubinstein, and each one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Laurent Fischer Laurent Fischer, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2024

/s/ Linda Rubinstein Linda Rubinstein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 18, 2024

/s/ Patrick Machado Patrick Machado, J.D.	Chairman of the Board	March 18, 2024

/s/ Soo Hong Soo Hong, M.B.A	Director	March 18, 2024

/s/ Mark Lupher Mark Lupher, Ph.D.	Director	March 18, 2024

/s/ C. David Nicholson C. David Nicholson, Ph.D.	Director	March 18, 2024

/s/ Rabia Gurses Ozden Rabia Gurses Ozden, M.D.	Director	March 18, 2024

/s/ James Scopa James Scopa, J.D., M.B.A.	Director	March 18, 2024

/s/ Dawn Svoronos Dawn Svoronos	Director	March 18, 2024

/s/ Reed Tuckson Reed Tuckson, M.D.	Director	March 18, 2024

/s/ Scott Whitcup Scott Whitcup, M.D.	Director	March 18, 2024